Exhibit 32.1

Certification Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

Each of the undersigned officers of PHC, Inc. (the “Company”) hereby certifies that, to the best of their knowledge, the Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 10, 2010	By: /s/ Bruce A. Shear__________
Bruce A. Shear, President
and Chief Executive Officer

Date: November 10, 2010	By: /s/ Paula C. Wurts__________
Paula C. Wurts,
Chief Financial Officer

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